                                      EXHIBIT 11

                Statement Regarding Computation of Per Share Earnings
                          For the Year Ended March 31, 1995



COMPUTATION OF EARNINGS PER SHARE


Shares outstanding giving effect to the merger
and stock split                                       2,900,750

Conversion of Series A Preferred Stock                2,500,000

Impact of options and warrants using the
treasury stock method                                   799,437
                                                      ---------

Weighted average shares outstanding                   6,200,187
                                                      ---------
                                                      ---------

Net income for the year ended March 31, 1995        $    24,000
                                                    -----------
                                                    -----------


Net income per share                                $    ----
                                                    -----------
                                                    -----------

                                      EXHIBIT 11

                Statement Regarding Computation of Per Share Earnings
                          For the Year Ended March 31, 1996



COMPUTATION OF EARNINGS PER SHARE                   Pro Forma      Historical
                                                    ---------      ----------

Shares outstanding giving effect to the merger
and stock split                                      2,900,750      2,900,750

Conversion of Series A Preferred Stock               2,500,000      2,500,000

Impact of options and warrants using the
treasury stock method                                  799,437        799,437

Shares issued in offering to retire debt               836,320         ---
                                                    ----------     ----------

Weighted average shares outstanding                  7,036,507      6,200,187
                                                    ----------     ----------
                                                    ----------     ----------

Net income for the year ended March 31, 1996        $1,037,000     $1,037,000

Pro forma reduction of interest expense
on debt retired                                        707,000         ---
                                                    ----------     ----------

Adjusted net income                                 $1,744,000     $1,037,000
                                                    ----------     ----------
                                                    ----------     ----------


Net income per share                                $0.25          $0.17
                                                    ----           -----
                                                    ----           -----

                                    EXHIBIT 11

                Statement Regarding Computation of Per Share Earnings
                          For the Year Ended March 31, 1997



COMPUTATION OF EARNINGS PER SHARE                      Pro Forma    Historical
                                                       ---------    ----------

Shares outstanding giving effect to the merger
and stock split                                        6,522,819    6,522,819

Conversion of Series B convertible preferred
stock (pro-rated)                                        833,333      833,333

Impact of options and warrants using the
treasury stock method                                    943,897      943,897

Shares issued in offering to retire debt                 418,160       ---
                                                      ----------   ----------

Weighted average shares outstanding                    8,718,209    8,300,049
                                                      ----------   ----------
                                                      ----------   ----------

Net income for the year ended March 31, 1997          $3,138,000   $3,138,000

Pro forma reduction of interest expense
on debt retired                                          299,000       ---
                                                      ----------   ----------

Adjusted net income                                   $3,437,000   $3,138,000
                                                      ----------   ----------
                                                      ----------   ----------


Net income per share                                  $0.39        $0.38
                                                      ----------   ----------
                                                      ----------   ----------